Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Quarterly Report of Itron, Inc. (the Company) on Form 10-Q for the quarterly period ended June 30, 2025 (the Report) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Thomas L. Deitrich, the Chief Executive Officer, and Joan S. Hooper, the Chief Financial Officer, of the Company each certifies that to the best of his or her knowledge:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THOMAS L. DEITRICH	July 31, 2025
Thomas L. Deitrich President and Chief Executive Officer	Date

/s/ JOAN S. HOOPER	July 31, 2025
Joan S. Hooper Senior Vice President and Chief Financial Officer	Date